EXHIBIT 5.1

TRAE O’NEIL HIGH LEGAL SERVICE, PC
Licensed in Texas Only
Telephone: (347) 663-8062
Facsimile: (347) 663-8063
thigh@tohlspc.com

CORPORATE ● SECURITIES ● MERGERS & ACQUISITIONS ● INTERNATIONAL TAX ● CONTRACTS

April 3, 2009

APC Group, Inc.
3526 Industrial Ave
Fairbanks, AK 99701

Re:         Form S-8 Registration Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of APC Group, Inc.  (the “Company”) covered by a Form S-8 Registration Statement (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering such securities under the Securities Act of 1933:

•	2,500,000 shares (the “Shares”) of common stock, $.001 par value issuable pursuant to the 2009 Stock Plan (the “Plan”).

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Plan, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We have advised the Company that the Shares may be issued to consultants or advisors only if (i) they are natural persons; (ii) they provide bona fide services to the Company; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Sincerely,
Trae O'Neil High Legal Services, PC

/s/ Trae O'Neil High
For the Firm